                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        FIRST INTERSTATE BANCSYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               MONTANA                                         81-0331430
    (State or other jurisdiction of                          (IRS Employer
     incorporation or organization)                        Identification No.)

        401 NORTH 31ST STREET
          BILLINGS, MONTANA                                       59116
(Address of principal executive offices)                       (Zip Code)


                                 (406) 255-5390
              (Registrant's telephone number, including area code)



         If this form related to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates (if applicable): Not applicable

         Securities to be registered pursuant to Section 12 (g) of the Act:


                      COMMON STOCK, NO PAR VALUE PER SHARE
                      ------------------------------------
                                (Title of class)


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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Information concerning "Description of Registrant's Securities to be Registered" is set forth under the heading "Market for Registrant's Common Equity and Related Stockholder Matters - Description of FIBS Capital Stock - Common Stock" in the Company's Form 10-K for the year ended December 31, 2001 and which description is herein incorporated by reference.

                                ITEM 2. EXHIBITS

         The following documents are either filed or incorporated by reference as exhibits to this registration statement:

          3.1(1) Restated Articles of Incorporation dated February 27, 1986

          3.2(2) Articles of Amendment to Restated Articles of Incorporation dated September 26, 1996

          3.3(2) Articles of Amendment to Restated Articles of Incorporation dated September 26, 1996

          3.4(3) Articles of Amendment to Restated Articles of Incorporation dated October 7, 1997

          3.5(4) Bylaws of First Interstate BancSystem, Inc.

          3.6(5) Amendment to Bylaws of First Interstate BancSystem, Inc. dated
                 March 18, 1999

          3.7(6) Amendment to Bylaws of First Interstate BancSystem, Inc. dated
                 May 18, 2001

          4.1(7) Specimen of common stock certificate of First Interstate
                 BancSystem, Inc.

          4.2(1) Stockholder's Agreement for non-Scott family members

          4.3(8) Shareholder's Agreement for non-Scott family members dated
                 August 24, 2001

          4.4(9) First Interstate Stockholders' Agreements with Scott family members dated January 11, 1999

          4.5(9) Specimen of Charity Shareholder's Agreement with Charitable
                 Shareholders


               (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-84540.

               (2) Incorporated by reference to the Registrant's Form 8-K dated October 1, 1996.

               (3) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-37847.

               (4) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-25633.

               (5) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, No. 033-64304.

               (6) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-69490.

               (7) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-3250.

               (8) Incorporated by reference to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825.

               (9) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-76825.



                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         First Interstate BancSystem, Inc.


         By: /s/ Lyle R. Knight                                   APRIL 10, 2002
            --------------------------------------------          --------------
            Lyle R. Knight                                             Date
            President and Chief Operating Officer



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                                  EXHIBIT INDEX

Exhibit No.                                     Description
-----------                                     -----------
   3.1(1)            Restated Articles of Incorporation dated February 27, 1986
   3.2(2)            Articles of Amendment to Restated Articles of Incorporation dated September 26, 1996
   3.3(2)            Articles of Amendment to Restated Articles of Incorporation dated September 26, 1996
   3.4(3)            Articles of Amendment to Restated Articles of Incorporation dated October 7, 1997
   3.5(4)            Bylaws of First Interstate BancSystem, Inc.
   3.6(5)            Amendment to Bylaws of First Interstate BancSystem, Inc. dated March 18, 1999
   3.7(6)            Amendment to Bylaws of First Interstate BancSystem, Inc. dated May 18, 2001
   4.1(7)            Specimen of common stock certificate of First Interstate BancSystem, Inc.
   4.2(1)            Stockholder's Agreement for non-Scott family members
   4.3(8)            Shareholder's Agreement for non-Scott family members dated August 24, 2001
   4.4(9)            First Interstate Stockholders' Agreements with Scott family members dated January 11, 1999
   4.5(9)            Specimen of Charity Shareholder's Agreement with Charitable Shareholders

     (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-84540.

     (2) Incorporated by reference to the Registrant's Form 8-K dated October 1, 1996.

     (3) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-37847.

     (4) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-25633.

     (5) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, No. 033-64304.

     (6) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-69490.

     (7) Incorporated by reference to the Registrant's Registration Statement on Form S-1, No. 333-3250.

     (8) Incorporated by reference to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825.

     (9) Incorporated by reference to the Registrant's Registration Statement on Form S-8, No. 333-76825.